Exhibit 99.1

Equinix Reports Second Quarter 2020 Results

Interconnection and Data Center Leader Delivers Another Consecutive Quarter of Revenue and Interconnection Growth

REDWOOD CITY, Calif., July 29, 2020 /PRNewswire/ --

  Quarterly revenues increased 6% over the same quarter last year to $1.470 billion, or 8% on a normalized and constant currency basis, representing the 70th consecutive quarter of revenue growth
  Delivered one of the strongest quarters of interconnection growth and activity in the company's history
  Customer deployments across multiple metros comprised 88% of total recurring revenues, demonstrating the value of the Equinix global platform

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported results for the quarter ended June 30, 2020. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Second Quarter 2020 Results Summary

  Revenues
    $1.470 billion, a 2% increase over the previous quarter
    Includes a $3 million foreign currency benefit when compared to prior guidance rates
  Operating Income
    $282 million, an 11% increase over the previous quarter and an operating margin of 19%
  Adjusted EBITDA
    $720 million, a 49% adjusted EBITDA margin
    Includes a $1 million foreign currency benefit when compared to prior guidance rates
    Includes $2 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $133 million, a 12% increase over the previous quarter
    $1.52 per share, a 10% increase over the previous quarter
  AFFO and AFFO per Share
    $558 million, a 4% increase over the previous quarter
    $6.35 per share, a 2% increase over the previous quarter
    Includes $2 million of integration costs

2020 Annual Guidance Summary

  Revenues
    $5.919 - $5.989 billion, a 6 - 8% increase over the previous year, or a normalized and constant currency increase of 8 - 9%
    An increase of $23 million due to a foreign currency benefit when compared to the prior guidance FX rates
  Adjusted EBITDA
    $2.781 - $2.851 billion, a 47% adjusted EBITDA margin
    An increase of $11 million due to a foreign currency benefit when compared to the prior guidance FX rates
    Assumes $20 million of integration costs
  AFFO and AFFO per Share
    $2.107 - $2.177 billion, an increase of 9 - 13% over the previous year, or a normalized and constant currency increase of 14 - 18%; an increase of $54 million compared to prior guidance, including an $11 million foreign currency benefit
    $23.87 - $24.67 per share, an increase of 5 - 8% over the previous year, or a normalized and constant currency increase of 8 - 12%; reaffirms prior full-year AFFO per share guidance while fully absorbing the dilution impact from the $1.7 billion public offering of common stock
    Assumes $20 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"Even in the face of an uncertain macro environment created by the global pandemic, the Equinix business continues to perform well. The demand drivers for digital infrastructure have never been stronger, and our relevance in enabling our customers to respond effectively to their digital transformation imperatives continues to increase. The power of our global platform and the resiliency and adaptability of our global teams are helping us create distinct and durable value for our customers, driving strong business results and allowing us to remain focused on delivering a positive impact to our many stakeholders as we build an enduring and sustainable culture and business."

Business Highlights

  Equinix continued to invest in building out its global platform in response to strong customer demand and a high level of inventory utilization:
    On May 29, Equinix entered into an agreement to purchase a portfolio of 13 data center sites, representing 25 data centers, across Canada from BCE Inc. ("Bell") for approximately $750 million. The addition of these strategic assets, their associated operations and the more than 600 customers operating within the data centers will further strengthen Equinix's global platform. The acquisition will expand Equinix's coverage in Canada coast to coast, making it a market leader in data center and interconnection services. In addition to adding new capacity in Toronto, Ontario, where Equinix currently operates two International Business Exchange™ (IBX®) data centers, it will extend Equinix's interconnection services to seven new metros.
    Equinix continues its investment in organic growth and expansion activities with 29 major expansion projects underway in 20 markets across 14 countries.
    Additionally, Equinix completed seven new openings or phased expansions in Q2 in Amsterdam, Chicago, Dallas, Hamburg, Hong Kong, Toronto and Washington, D.C.
  In Q2, Equinix opened the 5G and Edge Proof of Concept Center (POCC) at its Dallas Infomart campus, which provides a 5G and edge "sandbox" environment, enabling Mobile Network Operators (MNOs), cloud platforms, technology vendors and enterprises to directly connect with the largest edge data center platform in order to test, demonstrate and accelerate complex 5G and edge deployment and interoperability scenarios. The POCC will support the growing demand for companies to accelerate their evolution from traditional to digital businesses.
  Equinix continues to strengthen its leadership position in the cloud ecosystem through the company's hyperscale strategy, expanding its footprint to service both retail and large footprint hyperscale requirements in key markets, while leveraging its joint venture relationship with GIC. Equinix is seeing strong customer demand in its initial European xScale JV™ with GIC, and is expected to expand this JV with its PA9x asset, which is expected to open early next year and is already 100% pre-leased to a major hyperscaler. Equinix is also targeting to close its new xScale JV in Japan with GIC in Q4, adding hyperscale assets in both Osaka and Tokyo.
  Interconnection revenues in Q2 grew 14% year-over-year, or 16% on a normalized and constant currency basis, steadily rising over the last few quarters, reflecting the demand across the Equinix portfolio for interconnection products. Today, Equinix has the most comprehensive global interconnection platform, comprising over 378,000 physical and virtual interconnections. In Q2, Equinix added an incremental 8,000 interconnections, fueled by streaming, video conferencing, enterprise cloud connectivity and work-from-home local aggregation.
  Equinix had strong bookings across all three regions (Americas, EMEA and Asia-Pacific) in Q2, with record bookings in the Americas. The network vertical also achieved record bookings, driven by robust network reseller activity and network expansions to support traffic growth. The financial services vertical captured its second-highest bookings, with strength in global financial and insurance firms as they embrace digital transformation.
  Equinix's financial strength remains a significant and strategic advantage. In May, Equinix raised approximately $1.7 billion in common stock to support the continued organic and inorganic growth of the business and received its third investment grade rating when Moody's upgraded Equinix's corporate debt rating to Baa3 from Ba1. In June, Equinix leveraged the company's investment-grade ratings by refinancing $2.6 billion of high-yield debt at a blended interest rate of 2.07%. The interest savings from the refinancing effectively offset the dilution associated with equity raise.

COVID-19 Update

Many of the Company's IBX data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the COVID-19 pandemic, and all IBX data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities. These include implementing tools such as an appointment-based system to control timing and frequency of visits, while also encouraging customers to leverage IBX technicians via Smart Hands® in order to restrict visits and minimize the number of people and the amount of time spent in the Company's IBX facilities. For the health and safety of Equinix employees, the Company's corporate offices were closed in March and non-IBX employees across the globe were instructed to work from home until further notice. Recently, a phased plan has been announced for a return-to-office for non-IBX attached sites, and the Company will begin to open certain offices as local conditions allow. Additionally, the Company has decided to continue to limit employee travel and has made the decision to either postpone or virtualize all global events through January 2021.

Looking ahead, the full impact of the COVID-19 pandemic on the Company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The Company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of COVID-19 on Equinix and the Company's response thereto will be provided in the upcoming Form 10-Q for the quarter ended June 30, 2020.

Business Outlook

For the third quarter of 2020, the Company expects revenues to range between $1.493 and $1.513 billion, an increase of 2 - 3% quarter-over-quarter, or a normalized and constant currency increase of approximately 1 - 3%. This guidance includes a $5 million foreign currency benefit when compared to the average foreign currency ("FX") rates in Q2 2020. Adjusted EBITDA is expected to range between $696 and $716 million, including a $3 million foreign currency benefit when compared to the average FX rates in Q2 2020 and $5 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $36 and $46 million.

For the full year of 2020, total revenues are expected to range between $5.919 and $5.989 billion, a 6 - 8% increase over the previous year, or a normalized and constant currency increase of approximately 8 - 9%. This $23 million guidance raise is due to a foreign currency benefit when compared to the prior guidance FX rates. Adjusted EBITDA is expected to range between $2.781 and $2.851 billion, an adjusted EBITDA margin of 47% at the mid-point. This $11 million guidance raise is due to a foreign currency benefit when compared to the prior guidance FX rates. For the year, the company expects to incur $20 million in integration costs related to acquisitions. AFFO is expected to range between $2.107 and $2.177 billion, an increase of 9 - 13% over the previous year, or a normalized and constant currency increase of 14 - 18% and $20 million of integration costs related to our acquisitions. This $54 million guidance raise includes an $11 million foreign currency benefit when compared to prior guidance rates. AFFO per share is expected to range between $23.87 and $24.67, an increase of 5 - 8% over the previous year, or a normalized and constant currency increase of 8 - 12%. This guidance reaffirms prior full-year underlying AFFO per share guidance while fully absorbing the dilution impact from the $1.7 billion public offering of common stock that the company undertook in the second quarter. This guidance excludes any potential financing or refinancing the Company may undertake in the future. Non-recurring capital expenditures are expected to range between $2.050 and $2.240 billion, including $150 million of incremental xScale capital expenditures which we expect to transfer to the Japan JV in Q4, and recurring capital expenditures are expected to range between $150 and $160 million.

The U.S. dollar exchange rates used for 2020 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.13 to the Euro, $1.28 to the Pound, S$1.39 to the U.S. dollar, ¥108 to the U.S. dollar, and R$5.41 to the U.S. dollar. The Q2 2020 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 10%, 7%, 7% and 2%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 2020 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended June 30, 2020, along with its future outlook, in its quarterly conference call on Wednesday, July 29, 2020, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, November 4, 2020, by dialing 1-203-369-3598 and referencing the passcode 2020. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 55 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Recurring revenues	$1,398,138	$1,361,694	$1,306,045	$2,759,832	$2,580,873
Non-recurring revenues	71,983	82,848	78,932	154,831	167,322
Revenues	1,470,121	1,444,542	1,384,977	2,914,663	2,748,195
Cost of revenues	739,344	736,282	698,179	1,475,626	1,380,209
Gross profit	730,777	708,260	686,798	1,439,037	1,367,986
Operating expenses:
Sales and marketing	178,124	180,450	159,201	358,574	328,916
General and administrative	256,890	261,597	232,656	518,487	447,702
Transaction costs	13,617	11,530	2,774	25,147	5,245
Impairment charges	—	—	386	—	14,834
(Gain) loss on asset sales	(342)	1,199	—	857	—
Total operating expenses	448,289	454,776	395,017	903,065	796,697
Income from operations	282,488	253,484	291,781	535,972	571,289
Interest and other income (expense):
Interest income	1,685	4,273	7,762	5,958	11,964
Interest expense	(108,480)	(107,338)	(120,547)	(215,818)	(243,393)
Other income	4,278	5,170	12,180	9,448	12,014
Loss on debt extinguishment	(1,868)	(6,441)	—	(8,309)	(382)
Total interest and other, net	(104,385)	(104,336)	(100,605)	(208,721)	(219,797)
Income before income taxes	178,103	149,148	191,176	327,251	351,492
Income tax expense	(44,753)	(30,191)	(47,324)	(74,944)	(89,893)
Net income	133,350	118,957	143,852	252,307	261,599
Net (income) loss attributable to non-controlling interests	(46)	(165)	(325)	(211)	6
Net income attributable to Equinix	$133,304	$118,792	$143,527	$252,096	$261,605
Net income per share attributable to Equinix:
Basic net income per share	$1.53	$1.39	$1.70	$2.92	$3.15
Diluted net income per share	$1.52	$1.38	$1.69	$2.90	$3.13
Shares used in computing basic net income per share	87,303	85,551	84,399	86,427	83,114
Shares used in computing diluted net income per share	87,901	86,144	84,767	87,065	83,471

EQUINIX, INC. Condensed Consolidated Statements of Comprehensive Income (Loss) (in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income	$133,350	$118,957	$143,852	$252,307	$261,599
Other comprehensive loss, net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	181,286	(413,792)	25,127	(232,506)	(56,592)
Net investment hedge CTA gain (loss)	(97,058)	144,946	(37,857)	47,888	38,993
Unrealized gain (loss) on cash flow hedges	(17,868)	(3,256)	(3,355)	(21,124)	4,869
Net actuarial gain (loss) on defined benefit plans	20	35	(7)	55	(18)
Total other comprehensive income (loss), net of tax	66,380	(272,067)	(16,092)	(205,687)	(12,748)
Comprehensive income (loss), net of tax	199,730	(153,110)	127,760	46,620	248,851
Net (income) loss attributable to non-controlling interests	(46)	(165)	(325)	(211)	6
Other comprehensive (income) loss attributable to non-controlling interests	(2)	11	14	9	7
Comprehensive income (loss) attributable to Equinix	$199,682	$(153,264)	$127,449	$46,418	$248,864

EQUINIX, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$4,785,050	$1,869,577
Short-term investments	22,069	10,362
Accounts receivable, net	691,589	689,134
Other current assets	330,521	302,880
Assets held for sale	152,188	663
Total current assets	5,981,417	2,872,616
Property, plant and equipment, net	12,663,827	12,152,597
Operating lease right-of-use assets	1,396,101	1,475,367
Goodwill	5,016,350	4,781,858
Intangible assets, net	2,074,689	2,102,389
Other assets	660,246	580,788
Total assets	$27,792,630	$23,965,615
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$745,517	$760,718
Accrued property, plant and equipment	335,013	301,535
Current portion of operating lease liabilities	139,833	145,606
Current portion of finance lease liabilities	102,416	75,239
Current portion of mortgage and loans payable	75,589	77,603
Current portion of senior notes	2,227,768	643,224
Other current liabilities	229,635	153,938
Total current liabilities	3,855,771	2,157,863
Operating lease liabilities, less current portion	1,243,362	1,315,656
Finance lease liabilities, less current portion	1,658,432	1,430,882
Mortgage and loans payable, less current portion	1,218,049	1,289,434
Senior notes, less current portion	8,804,633	8,309,673
Other liabilities	624,125	621,725
Total liabilities	17,404,372	15,125,233
Common stock	89	86
Additional paid-in capital	14,651,944	12,696,433
Treasury stock	(127,042)	(144,256)
Accumulated dividends	(4,639,041)	(4,168,469)
Accumulated other comprehensive loss	(1,140,291)	(934,613)
Retained earnings	1,642,621	1,391,425
Total Equinix stockholders' equity	10,388,280	8,840,606
Non-controlling interests	(22)	(224)
Total stockholders' equity	10,388,258	8,840,382
Total liabilities and stockholders' equity	$27,792,630	$23,965,615

Ending headcount by geographic region is as follows:
Americas headcount	4,103	3,672
EMEA headcount	3,172	2,941
Asia-Pacific headcount	1,906	1,765
Total headcount	9,181	8,378

EQUINIX, INC. Summary of Debt Principal Outstanding (in thousands) (unaudited)

	June 30, 2020	December 31, 2019

Finance lease liabilities	$1,760,848	$1,506,121

Term loans	1,214,332	1,282,302
Mortgage payable and other loans payable	79,306	84,735
Plus: debt discount and issuance costs, net	2,195	3,081
Total mortgage and loans payable principal	1,295,833	1,370,118

Senior notes	11,032,401	8,952,897
Plus: debt issuance costs	108,519	78,030
Less: debt premium	(745)	(1,716)
Total senior notes principal	11,140,175	9,029,211

Total debt principal outstanding	$14,196,856	$11,905,450

EQUINIX, INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Cash flows from operating activities:
Net income	$133,350	$118,957	$143,852	$252,307	$261,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	348,434	337,431	320,550	685,865	635,255
Stock-based compensation	75,844	64,499	61,519	140,343	110,542
Amortization of debt issuance costs and debt discounts and premiums	4,444	3,460	3,238	7,904	6,233
Loss on debt extinguishment	1,868	6,441	—	8,309	382
(Gain) loss on asset sales	(342)	1,199	—	857	—
Impairment charges	—	—	386	—	14,834
Other items	13,891	6,856	4,745	20,747	12,969
Changes in operating assets and liabilities:
Accounts receivable	(29,539)	15,306	(42,370)	(14,233)	(126,720)
Income taxes, net	8,164	3,697	14,837	11,861	30,662
Accounts payable and accrued expenses	117	(25,681)	7,476	(25,564)	(3,987)
Operating lease right-of-use assets	37,495	38,797	37,219	76,292	78,483
Operating lease liabilities	(36,898)	(35,193)	(34,919)	(72,091)	(73,805)
Other assets and liabilities	17,858	(18,939)	26,390	(1,081)	17,617
Net cash provided by operating activities	574,686	516,830	542,923	1,091,516	964,064
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(1,341)	(38,940)	(3,063)	(40,281)	(11,842)
Business acquisitions, net of cash and restricted cash acquired	39	(478,287)	(34,143)	(478,248)	(34,143)
Purchases of real estate	(46,194)	(36,373)	(41,715)	(82,567)	(47,436)
Purchases of other property, plant and equipment	(481,948)	(400,941)	(444,171)	(882,889)	(808,138)
Proceeds from asset sales	—	—	—	—	—
Net cash used in investing activities	(529,444)	(954,541)	(523,092)	(1,483,985)	(901,559)
Cash flows from financing activities:
Proceeds from employee equity awards	—	30,391	—	30,391	27,593
Payment of dividend distributions	(236,008)	(233,479)	(208,449)	(469,487)	(413,052)
Proceeds from public offering of common stock, net of offering costs	1,683,106	101,792	348,121	1,784,898	1,561,555
Proceeds from mortgage and loans payable	500,790	250,000	—	750,790	—
Proceeds from senior notes, net of debt discounts	2,585,736	—	—	2,585,736	—
Repayment of finance lease liabilities	(23,704)	(18,977)	(11,954)	(42,681)	(43,112)
Repayment of mortgage and loans payable	(770,677)	(18,501)	(17,878)	(789,178)	(36,212)
Repayment of senior notes	(150,000)	(343,711)	(150,000)	(493,711)	(150,000)
Debt extinguishment costs	—	(4,619)	—	(4,619)	—
Debt issuance costs	(26,266)	—	—	(26,266)	—
Net cash provided by (used in) financing activities	3,562,977	(237,104)	(40,160)	3,325,873	946,772
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	12,411	(25,287)	2,106	(12,876)	411
Net increase (decrease) in cash, cash equivalents and restricted cash	3,620,630	(700,102)	(18,223)	2,920,528	1,009,688
Cash, cash equivalents and restricted cash at beginning of period	1,186,511	1,886,613	1,655,515	1,886,613	627,604
Cash, cash equivalents and restricted cash at end of period	$4,807,141	$1,186,511	$1,637,292	$4,807,141	$1,637,292
Supplemental cash flow information:
Cash paid for taxes	$15,752	$45,324	$32,669	$61,076	$59,693
Cash paid for interest	$122,669	$125,924	$113,266	$248,593	$259,410

Free cash flow (negative free cash flow)(1)	$46,583	$(398,771)	$22,894	$(352,188)	$74,347

Adjusted free cash flow (2)	$92,738	$115,889	$98,752	$208,627	$155,926

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$574,686	$516,830	$542,923	$1,091,516	$964,064
Net cash used in investing activities as presented above	(529,444)	(954,541)	(523,092)	(1,483,985)	(901,559)
Purchases, sales and maturities of investments, net	1,341	38,940	3,063	40,281	11,842
Free cash flow (negative free cash flow)	$46,583	$(398,771)	$22,894	$(352,188)	$74,347

(2)

We define adjusted free cash flow as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$46,583	$(398,771)	$22,894	$(352,188)	$74,347
Less business acquisitions, net of cash and restricted cash acquired	(39)	478,287	34,143	478,248	34,143
Less purchases of real estate	46,194	36,373	41,715	82,567	47,436
Adjusted free cash flow	$92,738	$115,889	$98,752	$208,627	$155,926

EQUINIX, INC. Non-GAAP Measures and Other Supplemental Data (in thousands) (unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	Recurring revenues	$1,398,138	$1,361,694	$1,306,045	$2,759,832	$2,580,873
	Non-recurring revenues	71,983	82,848	78,932	154,831	167,322
	Revenues (1)	1,470,121	1,444,542	1,384,977	2,914,663	2,748,195

	Cash cost of revenues (2)	480,946	476,541	460,983	957,487	909,364
	Cash gross profit (3)	989,175	968,001	923,994	1,957,176	1,838,831

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	111,007	115,671	95,114	226,678	203,330
	Cash general and administrative expenses (6)	158,127	168,120	151,870	326,247	298,336
	Total cash operating expenses (4)(7)	269,134	283,791	246,984	552,925	501,666

	Adjusted EBITDA (8)	$720,041	$684,210	$677,010	$1,404,251	$1,337,165

	Cash gross margins (9)	67%	67%	67%	67%	67%

	Adjusted EBITDA margins(10)	49%	47%	49%	48%	49%

	Adjusted EBITDA flow-through rate (11)	140%	30%	77%	53%	70%

	FFO (12)	$356,946	$343,754	$352,973	$700,700	$679,046

	AFFO (13)(14)	$557,793	$534,705	$497,647	$1,092,498	$985,767

	Basic FFO per share (15)	$4.09	$4.02	$4.18	$8.11	$8.17

	Diluted FFO per share (15)	$4.06	$3.99	$4.16	$8.05	$8.14

	Basic AFFO per share (15)	$6.39	$6.25	$5.90	$12.64	$11.86

	Diluted AFFO per share (15)	$6.35	$6.21	$5.87	$12.55	$11.81

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$447,498	$450,954	$444,086	$898,452	$884,067
	Interconnection	153,387	150,929	142,460	304,316	281,023
	Managed infrastructure	28,889	25,529	22,908	54,418	44,695
	Other	5,081	5,220	5,352	10,301	11,331
	Recurring revenues	634,855	632,632	614,806	1,267,487	1,221,116
	Non-recurring revenues	26,564	29,273	29,614	55,837	67,670
	Revenues	$661,419	$661,905	$644,420	$1,323,324	$1,288,786

	EMEA Revenues:

	Colocation	$381,144	$362,330	$347,795	$743,474	$678,920
	Interconnection	50,904	48,541	38,614	99,445	76,139
	Managed infrastructure	29,012	30,137	28,397	59,149	57,485
	Other	6,130	2,466	2,275	8,596	4,774
	Recurring revenues	467,190	443,474	417,081	910,664	817,318
	Non-recurring revenues	20,900	35,435	32,774	56,335	67,197
	Revenues	$488,090	$478,909	$449,855	$966,999	$884,515

	Asia-Pacific Revenues:

	Colocation	$228,803	$221,093	$213,734	$449,896	$423,399
	Interconnection	45,140	42,671	37,957	87,811	74,653
	Managed infrastructure	22,150	21,824	22,467	43,974	44,387
	Recurring revenues	296,093	285,588	274,158	581,681	542,439
	Non-recurring revenues	24,519	18,140	16,544	42,659	32,455
	Revenues	$320,612	$303,728	$290,702	$624,340	$574,894

	Worldwide Revenues:

	Colocation	$1,057,445	$1,034,377	$1,005,615	$2,091,822	$1,986,386
	Interconnection	249,431	242,141	219,031	491,572	431,815
	Managed infrastructure	80,051	77,490	73,772	157,541	146,567
	Other	11,211	7,686	7,627	18,897	16,105
	Recurring revenues	1,398,138	1,361,694	1,306,045	2,759,832	2,580,873
	Non-recurring revenues	71,983	82,848	78,932	154,831	167,322
	Revenues	$1,470,121	$1,444,542	$1,384,977	$2,914,663	$2,748,195

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$739,344	$736,282	$698,179	$1,475,626	$1,380,209
	Depreciation, amortization and accretion expense	(250,743)	(250,398)	(230,696)	(501,141)	(459,333)
	Stock-based compensation expense	(7,655)	(9,343)	(6,500)	(16,998)	(11,512)
	Cash cost of revenues	$480,946	$476,541	$460,983	$957,487	$909,364

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$194,467	$185,233	$182,920	$379,700	$362,555
	EMEA cash cost of revenues	177,558	187,248	179,347	364,806	352,548
	Asia-Pacific cash cost of revenues	108,921	104,060	98,716	212,981	194,261
	Cash cost of revenues	$480,946	$476,541	$460,983	$957,487	$909,364

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$435,014	$442,047	$391,857	$877,061	$776,618
	Depreciation and amortization expense	(97,691)	(87,033)	(89,854)	(184,724)	(175,922)
	Stock-based compensation expense	(68,189)	(71,223)	(55,019)	(139,412)	(99,030)
	Cash operating expense	$269,134	$283,791	$246,984	$552,925	$501,666

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$178,124	$180,450	$159,201	$358,574	$328,916
	Depreciation and amortization expense	(48,902)	(46,234)	(48,930)	(95,136)	(97,128)
	Stock-based compensation expense	(18,215)	(18,545)	(15,157)	(36,760)	(28,458)
	Cash sales and marketing expense	$111,007	$115,671	$95,114	$226,678	$203,330

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$256,890	$261,597	$232,656	$518,487	$447,702
	Depreciation and amortization expense	(48,789)	(40,799)	(40,924)	(89,588)	(78,794)
	Stock-based compensation expense	(49,974)	(52,678)	(39,862)	(102,652)	(70,572)
	Cash general and administrative expense	$158,127	$168,120	$151,870	$326,247	$298,336

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$164,845	$183,059	$152,448	$347,904	$309,341
	EMEA cash SG&A	66,935	61,503	60,863	128,438	123,250
	Asia-Pacific cash SG&A	37,354	39,229	33,673	76,583	69,075
	Cash SG&A	$269,134	$283,791	$246,984	$552,925	$501,666

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$282,488	$253,484	$291,781	$535,972	$571,289
	Depreciation, amortization and accretion expense	348,434	337,431	320,550	685,865	635,255
	Stock-based compensation expense	75,844	80,566	61,519	156,410	110,542
	Impairment charges	—	—	386	—	14,834
	Transaction costs	13,617	11,530	2,774	25,147	5,245
	(Gain) loss on asset sales	(342)	1,199	—	857	—
	Adjusted EBITDA	$720,041	$684,210	$677,010	$1,404,251	$1,337,165

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$58,423	$47,308	$99,195	$105,731	$189,206
	Americas depreciation, amortization and accretion expense	182,204	171,439	167,614	353,643	334,750
	Americas stock-based compensation expense	56,326	62,689	42,676	119,015	76,847
	Americas impairment charges	—	—	386	—	14,834
	Americas transaction costs	5,575	10,978	(819)	16,553	1,253
	Americas (gain) loss on asset sales	(421)	1,199	—	778	—
	Americas adjusted EBITDA	$302,107	$293,613	$309,052	$595,720	$616,890

	EMEA income from operations	$138,154	$126,004	$106,555	$264,158	$211,562
	EMEA depreciation, amortization and accretion expense	92,953	92,740	88,109	185,693	172,656
	EMEA stock-based compensation expense	12,240	11,002	11,353	23,242	20,216
	EMEA transaction costs	171	412	3,628	583	4,283
	EMEA loss on asset sales	79	—	—	79	—
	EMEA adjusted EBITDA	$243,597	$230,158	$209,645	$473,755	$408,717

	Asia-Pacific income from operations	$85,911	$80,172	$86,031	$166,083	$170,521
	Asia-Pacific depreciation, amortization and accretion expense	73,277	73,252	64,827	146,529	127,849
	Asia-Pacific stock-based compensation expense	7,278	6,875	7,490	14,153	13,479
	Asia-Pacific transaction costs	7,871	140	(35)	8,011	(291)
	Asia-Pacific adjusted EBITDA	$174,337	$160,439	$158,313	$334,776	$311,558

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	72%	72%	71%	72%
	EMEA cash gross margins	64%	61%	60%	62%	60%
	Asia-Pacific cash gross margins	66%	66%	66%	66%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	44%	48%	45%	48%
	EMEA adjusted EBITDA margins	50%	48%	47%	49%	46%
	Asia-Pacific adjusted EBITDA margins	54%	53%	54%	54%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$720,041	$684,210	$677,010	$1,404,251	$1,337,165
	Less adjusted EBITDA - prior period	(684,210)	(675,860)	(660,155)	(1,350,562)	(1,229,721)
	Adjusted EBITDA growth	$35,831	$8,350	$16,855	$53,689	$107,444

	Revenues - current period	$1,470,121	$1,444,542	$1,384,977	$2,914,663	$2,748,195
	Less revenues - prior period	(1,444,542)	(1,417,135)	(1,363,218)	(2,813,945)	(2,593,834)
	Revenue growth	$25,579	$27,407	$21,759	$100,718	$154,361

	Adjusted EBITDA flow-through rate	140%	30%	77%	53%	70%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$133,350	$118,957	$143,852	$252,307	$261,599
	Net (income) loss attributable to non-controlling interests	(46)	(165)	(325)	(211)	6
	Net income attributable to Equinix	133,304	118,792	143,527	252,096	261,605
	Adjustments:
	Real estate depreciation	222,613	221,787	209,103	444,400	414,752
	(Gain) loss on disposition of real estate property	376	2,506	343	2,882	2,689
	Adjustments for FFO from unconsolidated joint ventures	653	669	—	1,322	—
	FFO attributable to common shareholders	$356,946	$343,754	$352,973	$700,700	$679,046

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$356,946	$343,754	$352,973	$700,700	$679,046
	Adjustments:
	Installation revenue adjustment	3,649	(3,481)	1,492	168	2,521
	Straight-line rent expense adjustment	2,395	1,806	2,300	4,201	4,678
	Amortization of deferred financing costs and debt discounts and premiums	4,444	3,460	3,238	7,904	6,233
	Contract cost adjustment	(5,307)	(10,434)	(12,348)	(15,741)	(19,126)
	Stock-based compensation expense	75,844	80,566	61,519	156,410	110,542
	Non-real estate depreciation expense	76,618	65,591	60,904	142,209	118,898
	Amortization expense	49,362	48,491	49,217	97,853	98,752
	Accretion expense (adjustment)	(159)	1,562	1,326	1,403	2,853
	Recurring capital expenditures	(29,996)	(17,868)	(36,726)	(47,864)	(57,673)
	Loss on debt extinguishment	1,868	6,441	—	8,309	382
	Transaction costs	13,617	11,530	2,774	25,147	5,245
	Impairment charges	—	—	386	—	14,834
	Income tax expense adjustment	8,070	2,833	10,592	10,903	18,582
	Adjustments for AFFO from unconsolidated joint ventures	442	454	—	896	—
	AFFO attributable to common shareholders	$557,793	$534,705	$497,647	$1,092,498	$985,767

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$720,041	$684,210	$677,010	$1,404,251	$1,337,165
	Adjustments:
	Interest expense, net of interest income	(106,795)	(103,065)	(112,785)	(209,860)	(231,429)
	Amortization of deferred financing costs and debt discounts and premiums	4,444	3,460	3,238	7,904	6,233
	Income tax expense	(44,753)	(30,191)	(47,324)	(74,944)	(89,893)
	Income tax expense adjustment	8,070	2,833	10,592	10,903	18,582
	Straight-line rent expense adjustment	2,395	1,806	2,300	4,201	4,678
	Contract cost adjustment	(5,307)	(10,434)	(12,348)	(15,741)	(19,126)
	Installation revenue adjustment	3,649	(3,481)	1,492	168	2,521
	Recurring capital expenditures	(29,996)	(17,868)	(36,726)	(47,864)	(57,673)
	Other income (expense)	4,278	5,170	12,180	9,448	12,014
	(Gain) loss on disposition of real estate property	376	2,506	343	2,882	2,689
	Adjustments for unconsolidated JVs' and non-controlling interests	1,049	958	(325)	2,007	6
	Adjustment for gain (loss) on asset sales	342	(1,199)	—	(857)	—
	AFFO attributable to common shareholders	$557,793	$534,705	$497,647	$1,092,498	$985,767

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	87,303	85,551	84,399	86,427	83,114
	Effect of dilutive securities:
	Employee equity awards	598	593	368	638	357
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	87,901	86,144	84,767	87,065	83,471

	Basic FFO per share	$4.09	$4.02	$4.18	$8.11	$8.17
	Diluted FFO per share	$4.06	$3.99	$4.16	$8.05	$8.14

	Basic AFFO per share	$6.39	$6.25	$5.90	$12.64	$11.86
	Diluted AFFO per share	$6.35	$6.21	$5.87	$12.55	$11.81

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, or Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com; Equinix Media Contact: Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com